Exhibit 4 (i)

                           Form of  Combination  Fixed  and  Variable  Annuity
   Contract

                                                             CERTIFICATE  DATA
   PAGE



         ANNUITY INFORMATION

         OWNER INFORMATION





         Annuity Certificate Number:          1234567

         Effective Date:                      March 1, 1996

         Status of Annuity:                   Non-Qualified

         Initial Contribution:                $5,000

         Payment Commencement Date:          March 1, 2006
         Owner:                              JOHN C. DOE

         Date of Birth:                      April 1, 1944

         Tax ID Number:                      111-11-1111

         Joint Owner:                        JANE B. DOE
         Date of Birth:                      November 12, 1948
         Tax ID Number:                      ###-##-####

         ANNUITANT INFORMATION

         Annuitant:                          JOHN C. DOE

         Date of Birth:                      March 22, 1942
         Tax ID Number:                      ###-##-####
         Contingent Annuitant:               DAVID J. DOE
         Date of Birth:                      June 6, 1964
         Tax ID Number:                      ###-##-####

                                                CERTIFICATE INFORMATION



         This  Certificate  Data  Page,   together  with the  Initial  Premium
   Allocation
         Confirmation, reflects the information with which your Certificate has been established as of the Effective Date. If you wish to change or correct any information  on this  page, please  call the  Schwab Annuity  Service
   Center
         immediately at 1-800-838-0649.

         o_CONTRACTUAL GUARANTEE OF A MINIMUM RATE OF INTEREST:      3%
         o_CHARGES:   Charges at the time we issued this Certificate are shown
   below.
              Risk Charge:
         Mortality:                      Expense:              Total:
         .68% maximum                    .17% maximum          .85% maximum

              Certificate Maintenance Charge:         $25.00 maximum annually

         o_PAYMENT COMMENCEMENT DATE: The date on which annuity payments or periodic withdrawals will start. This Certificate Data Page indicates the date that you selected, or if no date is specified, the latest date on which payments
            can  start.   (You  may  change  the  Payment   Commencement  Date
   prior  to
            commencement of annuity payments, or it may be changed by the Beneficiary upon the death of an Owner.)

                                                                  SERVICE
   CENTER:


                                                           Schwab      Annuity
   Service Center
                                                                   P.O.    Box
   7806
                                                      San           Francisco,
   California 94120-7806

   1-800-838-0649


         POLICYHOLDER  INFORMATION:                            Trustees of ABC
   Trust, Inc.


                                    Policyholder

                                                              BENEFICIARY
   INFORMATION




         Beneficiary:                          Sally Smith
         Date of Birth:                                                January
   17, 1956
         Tax ID Number:
   ###-##-####

                                       First   Great-West   Life   &   Annuity
   Insurance Company
                                                          A Stock Company
                                              125 Wolf Road            Albany,
   NY  12205



                                                 FLEXIBLE  PREMIUM  FIXED  AND
   VARIABLE
                                                 DEFERRED GROUP ANNUITY


                                        PLEASE  READ THIS  ANNUITY CERTIFICATE
   CAREFULLY.

         PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT VALUE MAY BE SUBJECT TO A MARKET
         VALUE ADJUSTMENT, AND MAY RESULT IN POSITIVE OR NEGATIVE ADJUSTMENTS TO AMOUNTS
         PAYABLE  DUE  TO  SURRENDERS,  TRANSFERS,   AND  AMOUNTS   APPLIED TO
   PURCHASE  AN
         ANNUITY. THE MARKET VALUE ADJUSTMENT IS APPLIED TO THE AMOUNT OF TRANSFER OR
         WITHDRAWAL REQUESTED AND A NEGATIVE ADJUSTMENT MAY CAUSE THE AMOUNT TRANSFERRED
         OR WITHDRAWN TO BE LESS THAN THE AMOUNT REQUESTED. THE MARKET VALUE ADJUSTMENT
         WILL NOT APPLY TO ANY GUARANTEE PERIOD HAVING FEWER THAN 6 MONTHS PRIOR TO THE
         GUARANTEE PERIOD MATURITY DATE FOR: 1) TRANSFER TO ANOTHER GUARANTEE PERIOD,
         FIXED SUB-ACCOUNT OR TO A VARIABLE SUB-ACCOUNT OFFERED UNDER
                THIS CERTIFICATE; OR
         2) SURRENDERS, PARTIAL WITHDRAWALS, ANNUITIZATION OR PERIODIC WITHDRAWALS; OR
         3) A SINGLE SUM PAYMENT UPON DEATH OF AN OWNER OR THE ANNUITANT.


         ALL  PAYMENTS  AND VALUES   BASED ON THE  INVESTMENT  EXPERIENCE   OF
   THE VARIABLE
         ACCOUNT VALUE ARE  VARIABLE,  MAY INCREASE OR DECREASE   ACCORDINGLY,
   AND ARE NOT
         GUARANTEED AS TO AMOUNT.

         THE SMALLEST  ANNUAL  RATE OF INVESTMENT  RETURN WHICH WOULD  HAVE TO

   BE EARNED ON
         THE ASSETS OF THE SEPARATE ACCOUNT SO THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY
         PAYMENTS WILL NOT DECREASE IS 5.85%.

         A 10% FEDERAL TAX  PENALTY MAY APPLY IF A SURRENDER,   WITHDRAWAL, OR
   DISTRIBUTION
         IS TAKEN PRIOR TO THE TAXPAYER'S ATTAINMENT OF AGE 59 1/2.

         FREE LOOK PERIOD
         10 DAY RIGHT TO EXAMINE CERTIFICATE. IF NOT SATISFIED WITH THE CERTIFICATE,
         RETURN IT TO THE COMPANY OR THE SCHWAB ANNUITY SERVICE CENTER WITHIN 10 DAYS OF
         RECEIVING IT. THE CERTIFICATE WILL BE VOID FROM THE START, AND
         THE COMPANY WILL REFUND THE GREATER OF: 1) CONTRIBUTIONS RECEIVED; OR

         2) THE ANNUITY ACCOUNT VALUE LESS SURRENDERS, WITHDRAWALS, AND DISTRIBUTIONS.


         FLEXIBLE PREMIUM FIXED AND VARIABLE DEFERRED GROUP ANNUITY. Contributions may be made until the Payment Commencement Date or until the death
         benefit is payable to a Beneficiary. The Owner is as shown on the Certificate
         Data Page unless changed as provided for in this Certificate. The Company will pay the Annuitant the first of a series of annuity payments on the annuity commencement date by applying the Annuity Account Value with a Market Value
         Adjustment, if applicable, of the Owner's Annuity Account according to the
         Payment Options Provisions. Subsequent payments will be paid on the same day of each frequency period according to the provisions of this Certificate. Any paid-up annuity, cash surrender value or death benefits that may be available under this Certificate will not be less than the minimum benefits required by any statute of the state in which this Certificate is delivered. Non-Participating. Not eligible to share in the Company's divisible surplus.


         Signed for First Great-West Life & Annuity Insurance Company on the issuance of this Certificate.
         [GRAPHIC OMITTED]                     [GRAPHIC OMITTED]
         D.C. Lennox,                           W.T. McCallum,
         Secretary                               President and Chief Executive
   Officer

         J434 NY
      (97)

                                          Table of Contents


                 Use this Table of Contents to locate specific topics in this annuity Certificate.



   DEFINITIONS............................................................3

                GENERAL PROVISIONS
                                                      E  n  t  i  r  e
   Contract....................................................5
                                     C e r t i f i c a t e
   Modification...........................................5

   Non-Participating..................................................5
                    Misstatement             of             Age             or
   Sex.........................................5

   Reports............................................................6

                                                      N  o  t  i  c  e a  n  d
   Proof...................................................6
                                     T a x     C o n s e q u e n c e s     o f
   Payments.......................................6

   Currency...........................................................6
                                                      V  o  t  i  n  g
   Rights......................................................6


                OWNERSHIP PROVISIONS
                                                      R  i  g  h  t  s    o  f
   Owner....................................................6

   Beneficiary........................................................6
                                     D e s i g n a t i o n                 o f
   Beneficiary........................................6
                                                      C  h  a  n  g  e    o  f
   Beneficiary..............................................7
                                                      D  e  a  t  h       o  f
   Beneficiary...............................................7
                                     S u c c e s s i v e
   Beneficiaries...........................................7

   Annuitant..........................................................7
                                     C o n t i n g e n t
   Annuitant...............................................7
                                                      C  h  a  n  g  e    o  f
   Ownership................................................7
                                     C o l l a t e r a l
   Assignment..............................................7
                                     O w n e r s h i p     o f     S e r i e s
   Account.......................................7

                CONTRIBUTIONS PROVISIONS
   Effective
   Date.....................................................8

   Contributions......................................................8
   Allocation of
   Contributions.......................................8


                ACCOUNT VALUE AND MARKET VALUE ADJUSTMENT PROVISIONS
                    Certificate                                    Maintenance
   Charge.....................................8
   Variable Account
   Value.............................................8
   Accumulation Units.................................................9
   A c c u m u l a t i o n           U n i t
   Value............................................9
   N e t  I n v e s t m e n t
   Factor..............................................9
   R  i  s  k
   Charge........................................................9
   G u a r a n t e e  P e r i o d
   Fund..............................................9
   V a l u e      o f      G u a r a n t e e
   Period.........................................10
   Allocation at Guarantee Period Maturity
   Date......................10
   B r e a k i n g    a    G u a r a n t e e
   Period.......................................10
   M  a  r  k  e  tV  a  l  u  e
   Adjustment...........................................11

                                                          Table   of  Contents
   (continued)


         Use  this  Table   of  Contents   to  locate    specific  topics   in
   this  annuity
         Certificate.

                TRANSFER PROVISIONS

   Transfers.........................................................11
                                                      D  o  l  l  a  rC  o  s  t
   Averaging.............................................12
                                     T h e                 R e b a l a n c e r
   Option.............................................12


                DEATH BENEFIT PROVISIONS
                                     P a y m e n t        o f        D e a t h
   Benefit..........................................13
                                     D i s t r i b u t i o n
   Rules...............................................13
                    Compliance           with           Code           Section
   72(s)................................14


                SURRENDERS AND PARTIAL WITHDRAWALS
                                     S u r r e n d e r
   Benefit.................................................14
                                                      P  a  r  t  i  a  l
   Withdrawals...............................................14

   Postponement......................................................15


                PAYMENT OPTIONS
                                                      H  o  w             t  o
   Elect......................................................15
                                     S e l e c t i o n    o f    P a y m e n t
   Options......................................15
                    Variable                  Annuity                  Payment
   Options..................................15
                                     F i x e d   A n n u i t y   P a y m e n t
   Options.....................................16
                                     P e r i o d i c       W i t h d r a w a l
   Option........................................17
                                     H o w   t o   E l e c t   P e r i o d i c

   Withdrawals.................................17
                    Periodic                 Withdrawal                Options
   Available.............................17

         Definitions

         Accumulation  Period - the period   between  the  Effective  Date and
   the Payment
         Commencement Date.

         Accumulation Unit - an accounting measure used to determine the Variable Account
         Value before the date annuity payments commence.

         Annuitant - the person named in the application and in the Certificate Data Page upon whose life the payment of an annuity is based and who will receive annuity
         payments.    If a    Contingent   Annuitant   is   named,    then the
   Annuitant  will be
         considered the Primary Annuitant.

         Annuity  Account -  an  account  that  reflects   the total  value of
   the  Owner's
         Variable and Fixed Sub-Accounts.

         Annuity  Account  Value   -  the  sum  of  the  Variable   and  Fixed
   Sub-Accounts  credited
         to the Owner under the Annuity Account.

         Annuity Payment Period - the period beginning on the Payment Commencement Date and continuing until all annuity payments have been made under this Certificate.

         Annuity Unit - an   accounting  measure used to determine  the dollar
   value of any
         variable dollar annuity payment after the first annuity payment is made.

         Automatic  Contribution  Plan - a  plan  provided  to the   Owner  to
   allow  for
         automatic payment of Contributions. The Contribution amount will be withdrawn from a pre-authorized account and automatically credited to the Annuity Account.

         Beneficiary - the person(s) designated by the Owner to receive death proceeds which may become payable upon the death of an Owner or the Annuitant. If the surviving spouse of an Owner is the surviving Joint Owner, the surviving spouse will be deemed to be the Beneficiary upon such Owner's death and may take the death benefit or elect to continue this Certificate in force. The Beneficiary is shown on the Certificate Data Page unless later changed by the Owner.

         Certificate - the document issued to the Owner which specifies the rights and obligations of the Owner.

         Company  - First  Great-West  Life & Annuity   Insurance Company, the
   underwriter
         for this annuity, located at 125 Wolf Road, Albany, New York 12205.

         Contingent Annuitant - the person named in the application who will become the
         Annuitant upon the death of the Primary Annuitant. The Contingent Annuitant is the person named in the Certificate Data Page, unless later changed by Request while the Primary Annuitant is alive and before annuity payments have commenced.

         Contract - the document issued to the Policyholder which specifies the rights and obligations of the Policyholder.

         Contractual Guarantee of a Minimum Rate of Interest - the minimum interest rate applicable to each Fixed Sub-Account in effect at the time the Contribution is made.  The Contractual Guarantee of a Minimum Rate of Interest is 3%.

         Contributions - purchase amounts received and allocated to the Variable or Fixed
         Sub-Account(s) prior to any Premium Tax or other deductions.

         Effective   Date -  the date  on which  the first   Contribution   is
   credited to the
         Annuity Account.

         Eligible Fund - a registered management investment company in which the assets of the Series Account may be invested.

         Fixed  Account  Value   -  the  sum  of   the  values  of  the  Fixed
   Sub-Accounts  credited
         to the Owner under the Annuity Account.

         Fixed Sub-Accounts - the sub-division(s) of the Annuity Account described in the
         Certificate and in the attached Fixed Sub-Account Riders, if any.

         Guarantee  Period  - one of the  time   intervals  of  the  Guarantee
   Period  Fund
         available under this Certificate. The Company will specify the Guarantee Period time intervals that are available and the predetermined rate of interest that will apply to each of the Guarantee Period time intervals. This rate of interest will  be  equal  to  the  annual  effective  rate  in  effect  at the time  the
         Contribution     is    made   and    as   reflected    in    written
   confirmation  of  the
         Contribution. The Company may stop offering any time interval at any time for new Contributions. Amounts allocated to one or more Guarantee Periods may be subject to a Market Value Adjustment.

         Guarantee Period Fund - A type of Fixed Sub-Account.

         Guarantee  Period Maturity  Date  -  the last  day of  any  Guarantee
   Period.

         Individual Retirement Annuity (IRA) - an annuity Contract used for a retirement
         savings   program that is  intended to  satisfy the   requirements of
   Section 408 of
         the Internal Revenue Code of 1986, as amended.

         Investment   Division -  a division of the  Series Account containing
   the shares of
         a specific   portfolio of the  Eligible Fund. There  is an Investment
   Division for
         each portfolio of the Eligible Fund.

         Market Value Adjustment - an adjustment which may be made to amounts paid out
         before    the   Guarantee      Period     Maturity   Date    due   to
   surrenders,   partial
         withdrawals, Transfers, and amounts applied to a periodic withdrawal or to purchase an annuity, as applicable. The Market Value Adjustment may increase or decrease the amount payable on one of the above described distributions. A negative adjustment may result in an effective interest rate lower than the

         Contractual   Guarantee of  a Minimum Rate of  Interest applicable to
   this Contract
         and the  value of the   Contribution(s)  allocated to  the  Guarantee
   Period being
         less than the Contribution(s) made.

         Non-qualified Annuity Certificate - an annuity Certificate which is not intended to be a part of a qualified retirement plan and is not intended to satisfy the requirements of Section 408 of the Internal Revenue Code of 1986, as amended.

         Owner (Joint Owners) - the person or persons named in the Certificate Data Page.
         The  Owner  is   entitled  to  exercise  all  rights  and  privileges
   under  the
         Certificate,     while   the   Annuitant   is   living,   except   as
   reserved  by  the
         Policyholder. Joint Owners must be husband and wife as of the Effective Date.
         The Annuitant will be the Owner unless otherwise indicated in the application.
         If a Certificate is purchased as an Individual Retirement Annuity under Section
         408 of the Code, the Annuitant must be the sole Owner; no Joint Owner may be named.

         Payment Commencement Date - the date on which annuity payments or periodic withdrawals commence under a payment option. The Payment Commencement Date must be at least one year after this Certificate's Effective Date. If a Payment
         Commencement Date is not shown on the Certificate Data Page, annuity payments will begin on the first day of the month of the Annuitant's 90th birthday. The

         Payment   Commencement   Date may  be changed  by the Owner  prior to
   commencement of
         annuity  payments or it may be changed by the  Beneficiary   upon the
   death of an
         Owner.  If   this is an IRA   Certificate,  payments  which   satisfy
   the  minimum
         distribution   requirements   of  the  Code  must   begin  no  later
   than  the
         Owner/Annuitant's attainment of age 70 1/2.

         Policyholder  - the  organization  entering  into the  contract   and
   whose  name
         appears on the Certificate Data Page as the Policyholder.

         Premium Tax - the amount of tax, if any, charged by a state or other governmental authority.

         Request - any instruction in a form satisfactory to the Company and received at the Schwab Annuity Service Center (or other annuity service center subsequently named) from the Owner or the Owner's designee (as specified in a form acceptable to the Company) or the Beneficiary, (as applicable) as required by any provision of this Certificate or as required by the Company. The Request is subject to any action taken or payment made by the Company before it was processed.

         Schwab Annuity Service Center - Post Office Box 7806, San Francisco, California 94120-7806. The toll-free telephone number is 1-800-838-0649.



         Simplified Employee Pension  (SEP) - an Individual Retirement Annuity
   (IRA) which
         may accept Contributions from one or more employers under a retirement savings program intended to satisfy the requirements of Section 408(k) of the Internal
         Revenue Code of 1986, as amended.



         Series Account - the segregated   investment  account  established by
   the Company
         under   New  York  law  and  registered  as a unit  investment  trust under  the
         Investment Company Act of 1940, as amended.

         Surrender Value - will be equal to:

         (a)  Annuity Account Value with a Market Value
                  Adjustment, if applicable, on the effective date of the surrender; less

         (b)      Premium Tax, if any.
         Definitions (continued)

         Transaction Date - the date on which any Contribution or Request from the Owner
         will   be  processed   by   the   Company   at the   Schwab   Annuity
   Service  Center.
         Contributions and Requests received after 4:00 p.m. EST/EDT will be deemed to have been received on the next business day. Requests will be processed and the
         Variable Account Value will be valued on each date that the New York Stock
         Exchange is open for trading.



         Transfer  -   the  moving   of  money  from   one   sub-account    to
   one  or  more
         sub-account(s).



         Valuation   Date -  the date  on which the  net asset  value of  each
   Eligible Fund is
         determined.



         Valuation Period - the period between two successive Valuation Dates.



         VariableAccount Value- thesum ofthevalues ofthe Variable Sub-Accounts credited to the Owner under the Annuity Account. The Variable
   Account Value is
         credited with a return based upon the investment experience of the Investment
         Division(s) selected by the Owner and will increase or decrease accordingly.



         Variable     Sub-Accounts   -   sub-division(s)    of   the   Owner's
   Annuity  Account
         containing  the  value credited  to  the  Owner  from  an  Investment
   Division.






         General Provisions

         What is your agreement with us?

         ENTIRE CONTRACT

         This Certificate, Certificate Data Page, riders and amendments, if any, form the
         Entire   Contract   between   the   Owner   and the   Company.   This
   Entire  Contract
         supersedes all prior representations, statements, warranties, promises and agreements of any kind, whether oral or written, relating to the subject matter of this Certificate. All statements in the application made by an Owner or the
         Annuitant will be considered representations and not warranties.



         How can this Certificate be modified?

         CERTIFICATE MODIFICATION

         Upon 30 days notice to the Policyholder, the Company may at any time and without the consent of the Policyholder or any other person, modify this Certificate as needed to conform to changes in tax or other law. Such modifications will become part of this Certificate. Nothing in the group annuity contract invalidates or
         impairs  any   right   granted  to the   Certificate   Owner  by  New
   York  Statutes
         Insurance Law Section 3219 or the Certificate.



         If this Certificate is purchased as an IRA, the Company reserves the right to modify this Certificate to the extent necessary to qualify it as an Individual
         Retirement Annuity as described in Section 408 of the Internal Revenue Code of
         1986, as amended, and all related sections and regulations which are in effect during the term of this Certificate.The Company may terminate certain Variable and Fixed Sub-Accounts. In that event, the Owner, by Request, may change the allocation of the Contributions and maturing Guarantee Periods. If no Request is
         made  by the   date    the   sub-account   is    terminated,   future
   Contributions  and
         maturing Guarantee Periods will be allocated to the Money Market Sub-Account.
         Any modification will not affect the terms, provisions or conditions which are, or may be, applicable to Contributions previously made to any such Variable
         Sub-Account.  Any  modification  will not  affect  the  terms  of any unmatured
         Guarantee Period or other Fixed Sub- Account, except as may be described in the attached Fixed Sub-Account riders, if any.



         The Company   may  cease   offering   existing   variable   or  fixed
   annuity  payment
         options.


         ONLY THE PRESIDENT, A VICE-PRESIDENT, OR
         THE SECRETARY OF THE COMPANY CAN MODIFY
         OR WAIVE ANY PROVISION OF THIS CERTIFICATE.

         NON-PARTICIPATING

         This   Certificate  is  non-participating.   It is not   eligible  to
   share in the
         Company's divisible surplus.

         What if the Annuitant's age or sex is misstated?

         MISSTATEMENT OF AGE OR SEX

         If the age or sex of the Annuitant has been misstated, the annuity payments established will be made on the basis of the correct age. If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments. If payments were too small, the difference with interest may be added by the Company to the next payment. The interest rate used will be 3%.

         General Provisions (continued)








         How will the Contract values be reported?

         REPORTS

         The   Company   will   furnish the  Owner,   at least   annually,   a
   statement  of the
         Annuity Account Value and the Surrender Value. The Company will furnish the
         Owner copies of any other notices, reports or documents required by law.



         What are the notice and proof requirements?

         NOTICE AND PROOF

         Any notice or demand by the Company to or upon the Owner, or any other person may be given by mailing it to that person's last known address as stated in the
         Company's file. In the event of the death of an Owner or the Annuitant, the
         Company will require proof of death.



         Any application,   report, Request, election,   direction,  notice or
   demand by the
         Owner, or any other person, must be made in a form satisfactory to the Company.

         What are the tax consequences?

         TAX CONSEQUENCES OF PAYMENTS

         The Owner or Beneficiary, as the case may be, must determine the timing and amount of any benefit payable. Payments elected by the Owner in the form of periodic withdrawals, surrenders or partial withdrawals will be tax reported to
         the  Owner.   Annuity  payments  are  payable  to the  Annuitant  and
   will be tax
         reported to the Annuitant. Payments made to a Beneficiary will be tax reported to the Beneficiary. It is recommended that a competent tax adviser be consulted prior to obtaining any distribution from, or changing the ownership of, this
         Certificate. A 10% federal tax penalty may apply if a surrender, withdrawal, or distribution  is taken prior  to the taxpayer's attainment  of age 59
   1/2.



         Nothing contained herein will be construed to be tax or legal advice. Neither the Policyholder nor the Company assumes any responsibility or liability for any damages or costs, including but not limited to taxes, penalties, interest or attorney's fees incurred by the Owner, the Annuitant, the Beneficiary, or any
         other person arising out of any such determination.



         CURRENCY

         All Contributions and all transactions will be in the currency of the United
         States of America.



         What are the voting rights?

         VOTING RIGHTS

         The Company will vote the shares of an Eligible Fund. To the extent required by
         law,  the  Company   will  vote  according  to  the  instructions  of
   the Owner in
         proportion to the interest in the Variable Sub-Account. In such event, the
         Company will send proxy materials and form(s) to the Owner for a reply. If no reply is received by the date specified in the proxy materials, the Company will vote shares of the appropriate Eligible Fund in the same proportion as shares of the Eligible Fund for which replies have been received.



         During the   Annuity   Payment   Period,   the  number of  votes will
   decrease as the
         assets held to fund annuity payments decrease. The Owner will be entitled to receive the proxy materials and form(s).



         Ownership Provisions

         What are the Owner's rights?

         RIGHTS OF OWNER

         While  the   Annuitant   is  living,   the  Owner  has the  sole  and
   absolute  power to
         exercise all rights and   privileges  in this  Certificate.  Upon the
   death of an
         Owner or the Annuitant, the Death Benefit Provisions section will apply.



         How is the Beneficiary determined?

         BENEFICIARY

         The Owner may, while the Annuitant is living, designate or change a Beneficiary
         by  Request   from  time to time as   provided  below.  If an   Owner
   dies and the
         surviving   Joint  Owner is the   surviving  spouse  of the  deceased
   Owner,  such
         surviving spouse will become the Beneficiary and may take the death benefit or elect to continue this Certificate in force.

         DESIGNATION OF BENEFICIARY

         Unless  changed  as  provided  below,  or as  otherwise  required  by law,  the
         Beneficiary will be as shown on the Certificate Data Page. Unless otherwise
         indicated,  if  more  than  one  Beneficiary  is  designated,    then
   each  such
         Beneficiary so designated will share equally in any benefits and or rights granted by the Contract to such Beneficiary or allowed by the Company. If the
         Beneficiary is a partnership, any benefits will be paid to the partnership as it existed at the time of an Owner's or the Annuitant's death. The Company may rely on an affidavit by any responsible person to identify a Beneficiary or verify the non-existence of a Beneficiary not identified by name.



         Ownership Provisions
         (continued)








         CHANGE OF BENEFICIARY

         The Owner may, while the Annuitant is living, change the Beneficiary by Request.
         The Company shall not be bound by any change of Beneficiary unless it is made in
         writing   and  recorded  at the  Schwab  Annuity  Service  Center.  A change  of
         Beneficiary will take effect as of the date the Request is processed at the

         Schwab Annuity Service Center, unless a certain date is specified by the Owner.



         If an Owner dies before the date the Request was processed, the change will take effect as of the date of the Request, unless the Company has already made a payment or has otherwise taken action on a designation or change before receipt or processing of such Request. A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except to the extent required by law.



         DEATH OF BENEFICIARY

         The interest of any Beneficiary who dies before an Owner or the Annuitant will terminate at the death of such Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after, the death of an Owner or the
         Annuitant will also terminate if no benefits have been paid to such Beneficiary, unless the Owner has indicated otherwise by Request. The benefits will then be paid as though the Beneficiary had died before the deceased Owner or Annuitant.



         SUCCESSIVE BENEFICIARIES

         If an Owner dies, and the surviving Joint Owner is the surviving spouse of the deceased Owner, the surviving spouse will become the Beneficiary and may take the death benefit or elect to continue this Certificate in force. If there is no surviving Joint Owner, and no named Beneficiary is alive at the time of an
         Owner's death, any benefits payable will be paid to the Owner's estate.



         ANNUITANT

         While  the  Annuitant  is   living  and at  least 30 days  prior   to
   the  annuity
         commencement date, the Owner may, by Request, change the Annuitant. A change of
         Annuitant will take effect as of the date the Request is processed at the Schwab
         Annuity Service Center.



         How is the Contingent Annuitant determined?

         CONTINGENT ANNUITANT

         While the Annuitant is alive, the Owner may, by Request, designate or change a
         Contingent Annuitant from time to time. A change of Contingent Annuitant will
         take   effect as  of the  date the  Request   is   processed   at the
   Schwab  Annuity
         Service  Center,   unless  a   certain  date  is   specified   by the
   Owner.

         Can the ownership of this Certificate be changed?

         CHANGE OF OWNERSHIP

         If this is an IRA Certificate, the Owner's right to change the ownership is
         restricted.  An   IRA  Certificate  may  not   be  sold,   assigned,
   transferred,
         discounted   or   pledged   as   collateral    for a   loan   or   as
   security  for  the
         performance of an obligation or for any other purpose to any person other than as may be required or permitted under Section 408 of the Internal Revenue Code of 1986, or under any other applicable section of the Code, as amended.

         If this is a non-qualified Certificate, the Owner may change the ownership while the Annuitant is living. Any change of ownership must be made by Request on a form satisfactory to the Company. The change will take effect as of the date the
         Request is processed at the Schwab Annuity Service Center, unless a certain date is specified by the Owner, and is subject to any action taken or payment made by the Company before it was processed.



         Can this Certificate be assigned?

         COLLATERAL ASSIGNMENT

         If this  is an  IRA  Certificate,   the Owner  may not  assign   this
   Certificate  as
         collateral.



         If this is a non-qualified Certificate, the Owner can assign this Certificate as collateral while the Annuitant is living. The interest of the assignee has priority over the interest of the Owner and the interest of any Beneficiary. Any amounts payable to the assignee will be paid in a single sum.



         A copy of any assignment must be submitted to the Company at the Schwab Annuity
         Service Center. Any assignment is subject to any action taken or payment made by
         theCompanybeforetheassignment wasprocessed.TheCompanyisnotresponsible for the validity of any assignment. An assignment, pledge or agreement to assign or pledge any portion of the Annuity Account Value generally will be treated as a distribution. It is recommended that a competent tax adviser be consulted prior to making such a change to this Certificate.



         Who owns the Series Account?

         OWNERSHIP OF SERIES ACCOUNT

         The Company has absolute ownership of the assets of the Series Account. The portion of the assets of the Series Account equal to the reserves and other
         Certificate liabilities with respect to the Series Account are not chargeable with liabilities arising out of any other business the Company may conduct.

         Contributions Provisions

         What is the Effective Date?

         EFFECTIVE DATE

         The Effective Date, shown on the Certificate Data Page, is the date the initial
         Contribution is credited to the Annuity Account.



         How may Contributions be made?

         CONTRIBUTIONS

         Contributions should be payable to First Great-West Life & Annuity Insurance
         Company (the Company) at the Schwab Annuity Service Center at any time during the Accumulation Period. All Contributions must be paid in a form acceptable to
         the  Company,   during the  lifetime  of the   Annuitant  and  before
   the  Payment
         Commencement Date. Coverage will begin on the Effective Date.



         At  any  time  after  the  Effective   Date,  the  Owner  may   make
   additional
         Contributions.   The  minimum  amount   accepted  after  the  initial
   Contribution  is
         $500 except subsequent  payments made via an Automatic   Contribution
   Plan have a
         minimum  of $100  per  month.   Total    Contributions    while  this
   Certificate  is in
         force may exceed $1,000,000 with prior approval from the Company. The Company may modify these limitations.
         How are Contributions allocated?

         ALLOCATION OF CONTRIBUTIONS

         During the Free Look Period, all Contributions will be processed as follows:

         Amounts    to be    allocated   to  one  or   more    of  the   Fixed
   Sub-Accounts  will be
                  allocated as directed, effective upon the Transaction Date. (Allocation will not be delayed until the end of the Free
                  Look Period.)

         Amounts to be allocated to one or more of the Variable Sub-Accounts will first be allocated to the Money Market Sub-Account and will remain there until the next Transaction Date following end of the Free Look Period plus five calendar days. On that date, the Variable Account Value held in the Money Market Sub-Account will be allocated to the Variable
                  Sub-Accounts selected by the Owner. During the Free Look Period, the
                  Owner may re-allocate among the Variable Sub- Accounts.

         If the Certificate is returned during the Free Look
         Period, it will be void from the start, and the Company will refund the greater of: 1) Contributions received; or
         2) the Annuity Account Value less surrenders, withdrawals, and distributions.



         After the Free Look Period, subsequent Contributions will be allocated in the
         Annuity  Account   as  Requested  by the   Owner.  If  there   are no
   accompanying
         instructions,  then   allocations   will   be  made   in   accordance
   with  standing
         instructions.  Allocations  will  be effective  upon  the Transaction
   Date.





         Account Value and Market Value Adjustment Provisions





         What is the annual Certificate Maintenance Charge? CERTIFICATE MAINTENANCE
         CHARGE The following charge is applicable to a Certificate having an Annuity
         Account  Value   of  less  than  $50,000.  Each  year,  beginning  on
   the  first
         anniversary of the Certificate Effective Date, a Certificate Maintenance Charge
         of not more than $25 will be deducted from the Annuity Account. This charge will be deducted from the Money Market Fund Sub-Account. If there is not sufficient
         value   in  the  Money  Market   Sub-Account  to  cover  all  of  the
   Certificate
         Maintenance Charge, the remainder will be deducted proportionately from the other Variable Sub-Accounts based on their relative values. If there is not
         sufficient    value   in  the   Variable    Sub-Accounts,    then the
   remainder  will be
         deducted from the Fixed Sub- Accounts. There is no Certificate Maintenance
         Charge after the Annuity Commencement Date. There is no Market Value Adjustment
         on amounts taken from Fixed Sub-Accounts for a Certificate Maintenance Charge.
         VARIABLE ACCOUNT PROVISIONS

         How is the Variable Account Value determined?

         VARIABLE ACCOUNT VALUE

         The  Variable   Account  Value  for the Owner on any date  during the
   Accumulation
         Period will be the sum of the values of the Variable Sub-Accounts.



         The value of the Owner's interest in a Variable Sub- Account will be determined by multiplying the number of the Owner's Accumulation Units by the accumulation unit value for that Variable Sub-Account.

         Account Value and Market Value
         Adjustment Provisions (continued)

         ACCUMULATION UNITS

         For each Contribution, the number of Accumulation Units credited for the Owner to a Variable Sub-Account will be determined by dividing the amount of the
         Contribution, less Premium Tax, if any, by the accumulation unit value for that
         Variable Sub-Account on the applicable Transaction Date.



         ACCUMULATION UNIT VALUE

         The  initial    accumulation  unit  value   of  each  Variable   Sub-
   Account  was
         established at $10. The accumulation unit value of a Variable Sub-Account on a
         Valuation Date is calculated by multiplying the accumulation unit value as of
         the  immediately  preceding  Valuation  Date by the  net   investment
   factor  as
         described in the Net Investment Factor provision below.



         The  dollar value  of an   Accumulation   Unit  will  vary in  amount
   depending on the
         investment   experience  of  the  Eligible  Fund  and  charges  taken
   from  the
         Sub-Account.



         NET INVESTMENT FACTOR

         The net  investment factor  for  any Variable   Sub-Account  for  any
   Valuation Period
         is determined by dividing (a) by (b), and subtracting (c) from the result where:

         (a)  is the net result of:

              (i) the net asset value per share of the Eligible Fund shares held in the
                    Variable  Sub-Account   determined  as   of  the   end  of
   the  current
                    Valuation Period; plus

              (ii) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the applicable Eligible Fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation Period; minus or plus
              (iii) a per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account, which is determined by the Company to
                    have   resulted   from  the   investment    operations  of
   the  Variable
                    Sub-Account.
          (b)  is the net result of:

               (i) the net asset value per share of the Eligible Fund shares held in the
                    Variable  Sub-Account   determined  as of the  end  of the
   immediately
                    preceding Valuation Period; minus or plus

               (ii) the per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account for the immediately preceding
                    Valuation Period.

          (c) is an amount representing the risk charge deducted from each Variable
               Sub-Account on a daily basis, equal to an annual rate as shown in the table below as a percentage of the daily net asset value of each Variable
               Sub-Account. This charge will not exceed:



         Mortality:           Expense:           Total:

         .68% maximum         .17% maximum       .85% maximum



         The net  investment   factor may be  greater   than,  less than,   or
   equal to one.
         Therefore,  the  accumulation  unit  value   may  increase,  decrease
   or  remain
         unchanged.



         The per share amount of any dividend referred to in paragraph (a)(ii) includes a deduction for an investment advisory fee. This fee compensates the investment adviser for services provided to the Eligible Fund. The fee may differ between
         Eligible Funds and may be renegotiated each year.

         RISK CHARGE

         The  risk charge    compensates  the Company  for its  assumption  of
   certain mortality
         and  expense risks.    This charge  is  set  forth above  in  the Net
   Investment  Factor
         provision.



         FIXED ACCOUNT PROVISIONS

         How is the Fixed Account Value determined?

         GUARANTEE PERIOD FUND

         The  Guarantee   Period  Fund is a type of Fixed  Sub-  Account.  The
   Owner,  by
         Request, may allocate all or a portion of a Contribution to any of the several
         Guarantee Periods then offered by the Company. The sum of the values of the

         Owner's   Guarantee Periods is the  value of the Owner's  interest in the Guarantee
         Period Fund.


         Account Value and Market Value
         Adjustment Provisions (continued)

         What is the value of each Guarantee Period?

         VALUE OF GUARANTEE PERIOD

         All Contributions allocated to a Guarantee Period will earn an annual effective rate of interest equal to the rate stated by the Company for the applicable
         Guarantee Period from the Transaction Date to the end of the Guarantee Period.
         The account will be credited daily with interest earned.

         If the Owner does not break a Guarantee Period, the annual effective rate will be at least the Contractual Guarantee of a Minimum Rate of Interest. If the
         Owner breaks a Guarantee Period, a Market Value Adjustment may apply. The Market
         Value Adjustment is applied to the amount of Transfer or withdrawal Requested and a negative adjustment may cause the amount Transferred or withdrawn to be less than the amount Requested.

         Each Guarantee Period has its own value, which is calculated as follows:

         the Owner's Contributions, less Premium Tax, if any, in that Guarantee Period; plus interest earned; less

         amounts Transferred, distributed, surrendered (in whole or in part), or applied to an annuitization option; less periodic withdrawals; less

         A"A     Certificate Maintenance Charges.

         ALLOCATION AT GUARANTEE PERIOD

         MATURITY DATE

         At any time prior to the Guarantee Period Maturity Date, the Owner may Request
         to  allocate  the   maturity  value of that  Guarantee  Period  among
   any of the
         Variable  and   Fixed  Sub-Accounts  then  offered   by  the  Company
   under  this
         Certificate. The election is effective on its Guarantee Period Maturity Date.



         If the election is not received at the Schwab Annuity Service Center prior to the Guarantee Period Maturity Date, the value of the matured Guarantee Period will be allocated to a new Guarantee Period with the same Guarantee Period as the matured Guarantee Period. If the new Guarantee Period would mature later than the Payment Commencement Date, the value will be allocated to the Guarantee
         Period that matures closest to the Payment Commencement Date.



         If the  Company  is not   then  offering  the same  Guarantee  Period
   under  the

         Certificate,   the  value of the  matured  Guarantee   Period will be
   allocated to a
         new Guarantee Period with the closest shorter Guarantee Period then available.



         If  none  of the  above  is   available,   the  value of  the matured
   Guarantee  Period
         will be allocated to the Money Market Sub-Account.



         If held to maturity, amounts from a matured Guarantee Period allocated to a new
         Guarantee Period or other Fixed Sub-Account will earn the annual effective rate applicable to that Guarantee Period or Fixed Sub- Account. This annual effective
         rate may  differ   from the  annual  effective   rate  applicable  to
   the  matured
         Guarantee Period.



         What if the Guarantee Period is broken prior to maturity?

         BREAKING A GUARANTEE PERIOD

         Any Transfer, surrender (in whole or in part), distribution due to death, or the selection of an annuity option prior to the Guarantee Period Maturity Date will be known as breaking a Guarantee Period. When a Request to break a Guarantee
         Period is received, the Guarantee Period that is closest to the Guarantee Period
         Maturity Date will be broken first.

         If a Guarantee Period is broken, a Market Value Adjustment may be assessed. The Market Value Adjustment may increase or decrease the value of the amount being Transferred or withdrawn from the Guarantee Period. The Market Value Adjustment is described below.

         Account Value and Market Value
         Adjustment Provisions (continued)


         MARKET VALUE ADJUSTMENT

         Distributions from the amounts allocated to a Guarantee Period due to a full
         surrender   or   partial   withdrawal,   Transfer,   application   of
   amounts  to the
         Periodic Withdrawal Option or to purchase an annuity, prior to a Guarantee
         Period Maturity Date will be subject to a Market Value Adjustment ("MVA"). An

         MVA may increase or decrease the amount payable on one of the above described distributions. The Amount Available for a full surrender, partial withdrawal, or
         Transfer is the Amount Requested plus the MVA.

                                  Amount Available = Amount Requested + MVA

         The MVA is calculated by   multiplying  the amount   Requested by the
   Market Value
         Adjustment Factor ("MVAF"). The formula used to determine the MVA is:

                                          MVA = (Amount Requested) X (MVAF)


         The Market Value Adjustment Factor (MVAF) is:

                                                               [GRAPHIC
   OMITTED]-1

         where:

         i       is the U.S. Treasury Strip ask side yield as published in The
   Wall Street
                Journal on the last business day of the week prior to the date the stated
                rate of interest was established for the Guarantee Period. The term of i is measured in years and equals the term of the Guarantee Period; and

         j is the  U.S.  Treasury  Strip  ask side yield as  published  in The
   Wall
                Street Journal on the  last business day of the week prior  to the week the
                Guarantee   Period  is broken.    The  term of  j  equals  the
   remaining  term to
                maturity  of the  Guarantee  Period,  rounded up to the higher number of
                years; and
         N      is the number of complete months remaining until maturity.


         The Market Value Adjustment will equal 0 if N is less than 6.


         If The Wall Street   Journal   ceases to publish  the U.S.   Treasury

   Strip ask side
         yield,  an   alternate  source for the  same index will be  used.  If
   the  Treasury
         Strip ask side yield is not published anywhere, an appropriate substitute index of publicly traded obligations will be chosen.

         The Market Value   Adjustment  will apply  to any  Guarantee   Period
   broken six or
         more months prior to the Guarantee Period Maturity Date in each of the following situations:

         Transfers to another Guarantee Period, Fixed Sub- Account or to an Investment
                Division offered under this Certificate; or

         Surrenders,   partial   withdrawals,    annuitization   or   periodic
   withdrawals.

         The Market Value   Adjustment will not apply  to any Guarantee Period
   having fewer
         than 6 months prior to the Guarantee Period Maturity Date in each of the following situations:

         Transfer to another Guarantee Period, Fixed Sub- Account or to a Variable
                Sub-Account offered under this Certificate; or

         Surrenders,   partial   withdrawals,    annuitization   or   periodic
   withdrawals.

         Transfer Provisions


         Can Transfers be made between the Fixed and Variable Sub-Accounts?

         TRANSFERS

         The Owner may make Transfers by Request. The following provisions apply:

         (a) At any time prior to the date annuity payments begin, the Owner, by Request, may Transfer all or a portion of the Annuity Account Value among the Variable and Fixed Sub-Accounts currently offered by the Company. No Transfers are permitted after the election of a fixed annuity payment option; however, if a variable annuity payment option is elected, Transfers may be made from one Variable Sub-Account to another.

         (b)    A Transfer will be effective upon the Transaction
                Date.
         (c) A Transfer from Fixed Sub-Accounts will be subject to the terms of the Fixed Account Provisions and the attached Fixed Sub-Account Rider(s), if any. The Annuity Account Value may be Transferred prior to the Guarantee Period Maturity Date. The Market Value Adjustment will be assessed except in the situations described in the Market Value Adjustment Provision.

         (d) There is no administrative charge for the first twelve Transfers made in a calendar year. There is a $10 administrative fee for each subsequent Transfer. All Transfers made on a single Transaction Date will be aggregated to count as only one Transfer toward the twelve free Transfers; however, if a one time rebalancing Transfer also occurs on the Transaction Date, it will be counted as a separate and additional Transfer.

         Transfer Provisions (continued)

         Is Dollar Cost Averaging offered?

         DOLLAR COST AVERAGING

         By Request, the Owner may elect Dollar Cost Averaging in order to purchase units of the Variable Sub-Accounts over a period of time.

         The Owner may Request to automatically Transfer a predetermined dollar amount, subject to the Company's minimum, at regular intervals from any one or more
         designated   Variable   Sub-Accounts   to   one   or   more  of   the
   remaining,  then
         available, Variable Sub-Accounts. The unit value will be determined on the dates of the Transfers. The Owner must specify the percentage to be Transferred into each designated Variable Sub-Account. Transfers may be set up on any one of the
         following frequency periods: monthly, quarterly, semiannually, or annually. The
         Transfer   will   be   initiated   on the    Transaction   Date   one
   frequency  period
         following the date of the Request. The Company will provide a list of Variable
         Sub-Accounts eligible for Dollar Cost Averaging which may be modified from time to time. Amounts Transferred through Dollar Cost Averaging are not counted against the twelve free Transfers allowed in a calendar year.

         The Owner  may   terminate   Dollar Cost   Averaging at  any time  by
   Request.  Dollar
         Cost  Averaging   will  terminate  automatically   upon  the  annuity
   commencement date.

         Participation in Dollar Cost Averaging and the Rebalancer Option at the same time is not allowed. Participation in Dollar Cost Averaging does not assure a greater profit, or any profit, nor will it prevent or necessarily alleviate losses in a declining market. The Company reserves the right to modify, suspend, or terminate Dollar Cost Averaging at any time.
         Is rebalancing available?

         THE REBALANCER OPTION

         By Request, the Owner may elect the Rebalancer Option in order to automatically
         Transfer among the Variable Sub-Accounts on a periodic basis. This type of automatic Transfer program automatically reallocates the Variable Account Value to maintainaparticularpercentage allocationamong VariableSub-Accounts selected by the Owner. The amount allocated to each Variable

   Sub-Account will
         grow or decline at different rates depending on the investment experience of the
         Variable Sub-Account.

         The  Owner may Request  that  rebalancing   occur one time  only,  in
   which case the
         Transfer will take place on the Transaction Date of the Request. This Transfer will count as one Transfer towards the twelve free Transfers allowed in a calendar year.

         Rebalancing may also be set up on a quarterly, semiannual, or annual basis, in which case the first Transfer will be initiated on the Transaction Date one frequency period following the date of the Request. On the Transaction Date for the specified Request, assets will be automatically reallocated to the selected funds. Rebalancing will continue on the same Transaction Date for subsequent periods. In order to participate in the Rebalancer Option, the entire Variable
         Account Value must be included. Transfers set up with these frequencies will not count against the twelve free Transfers allowed in a calendar year.

         The Owner must specify the percentage of Variable Account Value to be allocated to each Variable Sub-Account and the frequency of rebalancing. The Owner may terminate the Rebalancer Option at any time by Request. The Rebalancer Option will terminate automatically upon the annuity commencement date.

         Participation in the Rebalancer Option and Dollar Cost Averaging at the same time is not allowed. Participation in the Rebalancer Option does not assure a
         greater   profit,  nor  will it  prevent  or   necessarily  alleviate
   losses  in a
         declining  market.   The  Company  reserves   the  right  to  modify,
   suspend,  or
         terminate the Rebalancer Option at any time.

         Death Benefit Provisions

         How is the death benefit paid?

         PAYMENT OF DEATH BENEFIT

         Upon the death of  an Owner or the   Annuitant,  the   death  benefit
   will  become
         payable  in   accordance   with  these   death   benefit   provisions
   following  the
         Company's receipt of a Request, while this Certificate is in force.

         The amount of the death benefit will be as follows:

         If the Owner or Annuitant dies after the date annuity payments commence and before the entire interest has been distributed, the remaining annuity payments, if any, will be paid to the Beneficiary under the payment option applicable on the date of death. The Beneficiary will not be allowed to change the method of distribution in effect on the date of the Owner's or Annuitant's death or to elect a new payment option; or

         If  the Owner  or Annuitant dies  before the  date annuity   payments
   commence,  the
         Company  will  pay  proceeds  to the   Beneficiary  the  greater of A
   and B, plus C
         below:

           A. the Variable Account Value as of the date the Request for payment is received, less Premium Tax, if any; and

         B. the sum of Contributions allocated to the Variable Sub-Account(s), less partial surrenders and Periodic Withdrawals taken from the Variable Sub-Account(s), less amounts Transferred to the Fixed Sub-Account(s), less Premium Tax, if any.

         Plus

         C. the Fixed Account Value as of the date the Request for payment is received, less Premium Tax, if any.


         When an Owner or the Annuitant dies before the annuity commencement date and a death benefit is payable to a Beneficiary, the death benefit proceeds will remain invested in accordance with the allocation instructions given by the
         Owner until new allocation instructions are Requested by the Beneficiary or until the death benefit is actually paid to the Beneficiary. The death benefit will be determined as of the date payments commence; however, on the date a
         payment    option    is    processed,   amounts    in  the   Variable
   Sub-Account  will be
         Transferred to the Money Market Investment Division unless the Beneficiary otherwise elects by Request. Distribution of the death benefit may be Requested to be made as follows (subject to the distribution rules set forth below):

         A.  Proceeds from the Variable Sub-Account(s)

           1.   payment in a single sum; or

           2. payment under any of the variable annuity options provided under the Certificate.

         B.  Proceeds from the Fixed Sub-Account(s)

           1. payment in a single sum; or

           2. payment under any of the annuity options provided under this Certificate.

         DISTRIBUTION RULES

         If Annuitant Dies Before Annuity Commencement Date

         Upon the death of the Annuitant while the Owner is living, and before the annuity commencement date, the death benefit provided under the Certificate will be paid to the Beneficiary unless there is a surviving Contingent Annuitant.

         If a Contingent Annuitant was named by the Owner prior to the Annuitant's death, and the Annuitant dies before the annuity commencement date, while the Owner and
         Contingent Annuitant are living, no death benefit will be payable by reason of the Annuitant's death and the Contingent Annuitant will become the Annuitant.

         If a   corporation  or  other   non-individual  is an   Owner,  or if
   the  deceased
         Annuitant is an Owner, the death of the Annuitant will be treated as the death
         of an  Owner  and the   Certificate  will be  subject  to  the  death
   of an Owner
         provisions described below.

         If an Owner Dies Before Annuity Commencement Date If an Owner dies before the annuity commencement date, and such Owner was the Annuitant, the following provisions shall apply:

             (1) If there is a Joint Owner (who is the surviving spouse of the deceased
             Owner) and a Contingent Annuitant, the Joint Owner will become the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the
             Certificate will continue in force;

             (2) If there is a Joint Owner who is the surviving spouse of the deceased
             Owner but no Contingent Annuitant, the Joint Owner will become the Owner, the Annuitant and the Beneficiary, and may take the death benefit or elect to continue this Certificate in force;

             (3) In  all   other  cases,   the   Company   will pay the  death
   benefit  to the
             Beneficiary even if a former spouse Joint Owner, the Annuitant and/or the
             Contingent Annuitant are alive at the time of an Owner's death, unless the
             sole   Beneficiary   is   the   deceased     Owner's    surviving
   spouse  and  the
             Beneficiary Requests to become the Owner and the Annuitant, and to continue the Certificate in force.

         If an Owner dies before the annuity commencement date, and such Owner was not the Annuitant, the following provisions shall apply:
             (1) If there is a Joint Owner who is the surviving spouse of the deceased
             Owner, the Joint Owner will become the Owner and Beneficiary and may take the death benefit or elect to continue this Certificate in force.
   (2) In all
             other cases, the Company will pay the death benefit to the Beneficiary even
             if a  former   spouse  Joint  Owner,  the  Annuitant  and/or  the
   Contingent
             Annuitant   are   alive   at  the time  of the   Owner's   death,
   unless  the sole

             Beneficiary is the

         Death Benefit Provisions (continued)

         deceased Owner's surviving spouse and such Beneficiary Requests to become the Owner and the Annuitant and to continue the Certificate in force.

         To whom  and when is  the death  benefit payable?   Any death benefit
   payable to the
         Beneficiary upon an Owner's death will be distributed as follows:

             (1)  If the  Owner's  surviving   spouse is the  person  entitled
   to  receive
             benefits upon the Owner's death, the surviving spouse will be treated as the
             Owner   and will be   allowed  to take   the  death   benefit  or
   continue  the
             Certificate in force.

              (2) If a non-spouse individual is the person entitled to receive benefits upon the Owner's death, such individual may elect, not later than one year after the Owner's date of death, to receive the death benefit in either a single sum or payment under any of the variable or fixed annuity options
              available  under   the  Certificate,  provided   that:  (a) such
   annuity  is
              distributed in substantially equal installments over the life or life expectancy of such Beneficiary; and (b) such distributions begin not later than one year after the Owner's date of death. If no election is received
              by the   Company  from an  individual  non-  spouse  Beneficiary
   such  that
              substantially equal installments have begun no later than one year after the Owner's date of death, then the entire amount must be distributed within five years of the Owner's date of death; or

              (3)  If a corporation or other non-individual entity is
              entitled to receive benefits upon the Owner's death,
              the
                  death benefit  must be completely   distributed  within five
   years of the
                  Owner's date of death.

         The death benefit will be determined as of the date the payments commence.

         If  Annuitant   Dies  After  Annuity  Commencement   Date  Upon   the
   death of the
         Annuitant (or any Owner/Annuitant) after the annuity commencement date, any benefit payable must be distributed to the Beneficiary in accordance with and at least as rapidly as under the annuity option then in effect.

         If an Owner Dies After Annuity Commencement Date and While the Annuitant is
         Living Upon the death of an Owner after the annuity commencement date and while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant at least as rapidly as under the annuity option then in effect.
         All of the   Owner's   rights   granted  under  the  Certificate   or
   allowed by the
         Company will pass to any surviving Joint Owner and, if none, to the Annuitant.

         COMPLIANCE WITH CODE SECTION 72(s)
         In any event, no payment of benefits provided under the Certificate will be allowed that does not satisfy the requirements of Code Section 72(s), as amended from time to time, and any other applicable federal or state law, rules or regulations. These death benefit provisions will be interpreted and administered in accordance with such requirements.

         Surrenders And Partial Withdrawals

         Can withdrawals be made from this Certificate? SURRENDER BENEFIT At any time prior to the date annuity payments commence and subject to the provisions of this Certificate, the Owner may surrender this Certificate for the Surrender
         Value which will be computed as of the Transaction Date. The Company will make the distribution, paid in a single sum, as soon as practical after receipt of the Request.

         PARTIAL WITHDRAWALS
         The Owner may make a partial withdrawal from the Annuity Account Value at any time, by Request, prior to the date annuity payments commence and subject to the terms of this Certificate. A Market Value Adjustment may apply. The minimum
         partial   withdrawal    amount   is    $500.   After   any    partial
   withdrawal,  if the
         remaining Annuity Account Value is less than $2,000, then a full surrender may be required.

         By    Request,    the  Owner  must  elect  the    Variable  or  Fixed
   Sub-Account(s),  or a
         combination  of  them,  from  which a  partial   withdrawal  is to be
   made and the
         amount to be withdrawn from each sub-account.

         The Annuity Account Value will be reduced by the partial withdrawal amount. The
         partial  withdrawal   proceeds  may be  greater  than  or  less  than
   the  amount
         requested, depending on the effect of the Market Value Adjustment.

         The following terms apply:
          (a)  No partial withdrawals are permitted after the date
               annuity payments commence.
          (b)  If  a  partial   withdrawal  is made  within   30 days   of the
   date  annuity
               payments   are  scheduled  to  commence,  the Company may delay
   the Payment
               Commencement Date by 30 days.
          (c)  A partial withdrawal will be effective upon the
               Transaction Date.
          (d) A partial withdrawal from a Fixed Sub-Account may be subject to the Market
               Value    Adjustment    Provisions,      the    Fixed    Account
   Provisions  of  this
               Certificate,   and the terms of the  attached Fixed Sub-Account
   Rider(s), if
               any.

         Surrenders And Partial Withdrawals
         (continued)


         POSTPONEMENT

         In accordance with state law, if the Company receives a Request for surrender or partial withdrawal, the Company may postpone any cash payment as follows:

         from the Fixed Account Value, for no more than 6 months (30 days in West Virginia); and

         from the Variable Account Value, for no more than 7 business days. During the postponement period:

         the     Fixed  Sub-Account(s)  will  continue  to  earn  interest  at the  annual
                effective   rate  applicable   to the  Guarantee   Period  (or
   at the  rate
                applicable to the attached Fixed Sub-Account Riders, if any) that was in effect at the time the Request for surrender or partial withdrawal was made; and

         the    Variable  Account   Value will  continue  to be subject to the
   investment
                experience   (gains  or losses)  of the  underlying   Eligible
   Fund(s) and all
                applicable charges.

         Payment Options

         How are annuity payment options and the Periodic Withdrawal Option elected?

         HOW TO ELECT

         The   Request of  the Owner  is   required to  elect,  or  change the
   election  of, a
         payment option and must be received by the Company at least 30 days prior to the
         Payment Commencement Date.



         At any time   prior to the   Payment  Commencement  Date,   the Owner
   may  Transfer
         between  Fixed   and  Variable   Sub-Account   options,  subject   to
   the  Transfer
         provisions of this Certificate.



         However, on the Payment Commencement Date, the following restrictions apply:

         the Variable Account Value may be applied only to any of the variable annuity payment options available; and

         the   Fixed   Account   Value  may  be  applied   only to any of  the
   fixed  annuity
               payment options available.



         If an option has  not been  elected   within 30 days of  the  Payment
   Commencement
         Date:

         The Variable  Account Value will be applied  under  Variable  Annuity
   Payment
               Option  1 to  provide   payments  for life   with a  guaranteed
   period of 20
               years; and

         The  Fixed   Account   Value will be  applied   under Fixed   Annuity
   Payment
               Option 3 to   provide  payments   for life   with a  guaranteed
   period of 20
               years.

         What guidelines apply to annuity payment options?

         SELECTION OF PAYMENT OPTIONS

          (a)  A single sum payment may be elected.  If so, the
               amount to be paid is the Surrender Value.
          (b) If a fixed annuity payment option is elected, the amount to be applied is
               the Fixed   Account  Value,   as of  the Payment   Commencement
   Date,  plus a
               Market Value Adjustment, if applicable, less
               Premium Tax, if any.

         (c) If a variable annuity payment option is elected, the amount to be applied is the Variable Account Value, as of the Payment Commencement Date, less
                Premium Tax, if any.

         (d) The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payment option is $2,000. If the amount is less than $2,000, the Company may pay the amount in a single sum subject to the Partial Withdrawals Provision. Payments may be elected to be received on any of the following frequency periods: monthly, quarterly, semiannually, or annually.

         (e) Payments to be made under the annuity payment option selected must be at least $50. The Company reserves the right to make the payments using the most frequent payment interval which produces a payment of not less than
                $50.

         (f) The maximum amount that may be applied under any annuity payment option is $1,000,000, unless prior approval is obtained from the Company.

         (g) For information on electing periodic withdrawals, refer to the Periodic

                Withdrawal Option section on Page 17.


         What variable annuity payment options are available?

         VARIABLE ANNUITY PAYMENT OPTIONS

         The   guaranteed  annuity  table is based on mortality  from the 1983
   Table (a) for
         Individual Annuity Valuation and a guaranteed interest rate of 5% per year.



         The following variable annuity payment options are available:

          (a)  Option 1:  Variable Life Annuity with Guaranteed

               Period

               Payments for the guaranteed Annuity Payment Period elected or the lifetime of the Annuitant whichever is longer. The guaranteed Annuity Payment
               Period elected may be 5, 10, 15, or 20 years. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same interval elected by the Owner. See Table A.

         Payment Options (continued)

          (b)  Option 2:  Variable Life Annuity

               Payments for the Annuitant's lifetime, without a guaranteed period. See Table A. Upon death of the Annuitant, all payments cease and no amounts are payable to the Beneficiary.

          (c)  Option 3:  Any Other Form

               Any other form of variable annuity which is acceptable to the Company.



         VARIABLE ANNUITY PAYMENT PROVISIONS

         These variable annuity payment options are subject to the following provisions:

         Amount of First Payment

         The first payment under a variable annuity payment option will be based on the value of each Variable Sub- Account on the 5th Valuation Date preceding the date annuity payments commence. It will be determined by applying the appropriate rate from Table A to the amount applied under the payment option.

         Annuity Units

         The number of Annuity Units paid to the Annuitant for each Variable Sub-Account is determined by dividing the amount of the first payment by the sub-account's annuity unit value on the 5th Valuation Date preceding the date the first payment is due. The number of Annuity Units used to calculate each payment for a
         Variable Sub-Account remains fixed during the Annuity Payment Period.



         Amount of Payments after the First

         Payments after the first will vary depending upon the investment experience of the Variable Sub-Accounts. The subsequent amount paid from each sub-account is determined by multiplying (a) by (b) where (a) is the number of sub-account
         Annuity Units to be paid and (b) is the sub-account annuity unit value on the
         5th Valuation Date preceding the date the annuity payment is due. The total amount of each variable annuity payment will be the sum of the variable annuity payments for each Variable Sub-Account. The Company guarantees that the dollar amount of each payment after the first will not be affected by variations in expenses or mortality experience.

         The 5% interest rate stated above is the measuring point for subsequent annuity payments. If the actual Net Investment Factor (annualized) exceeds 5%, the payment will increase at a rate equal to the amount of such excess. Conversely, if the actual rate is less than 5%, annuity payments will decrease. It the assumed rate of interest were to be increased, annuity payments would start at a higher level, but would increase more slowly or decrease more rapidly.

         The   annuity   Unit value  at the end  of any  Valuation   Period is
   determined  by
         multiplying the Annuity Unit value for the immediately preceding Valuation
         Period by the product of:

         (a) the Net Investment Factor of the Variable Sub-
         Account for the Valuation Period for which the Annuity Unit is being determined; and

         (b) a daily factor of .999866 to neutralize the assumed investment return of 5%
         per year used in the annuity table.

         The value of each Variable Sub-Account's Annuity Unit is set initially at $10.
         The value of the Annuity Units is determined as of a Valuation Period five days
         prior to the  payment   in order to permit  calculation  of   amounts
   of  annuity
         payments and mailing of checks in advance of their due date.

         Transfers After the Payment Commencement Date

         Once variable annuity payments have begun, the Owner may Transfer all or part of the Variable Account Value from one Variable Sub-Account to another. Transfers after the Payment Commencement Date will be made by converting the number of
         Annuity  Units   being   Transferred  to   the  number   of   Annuity
   Units  of  the
         sub-account to which the Transfer is made. The result will be that the next annuity payment, if it were made at that time, would be the same amount that it would have been without the Transfer. Thereafter, annuity payments will reflect changes in the value of the new Annuity Units. Once annuity payments have begun, no Transfers may be made from a fixed annuity payment option to a variable annuity payment option, or from a variable annuity payment option to a fixed annuity payment option. The Contract's Transfer provisions will apply.

         What fixed annuity payment options are available?

         FIXED ANNUITY PAYMENT OPTIONS

         The guaranteed annuity table is based on mortality from the 1983 Table (a) for
         Individual Annuity Valuation and a guaranteed interest rate of 2 1/2% per year.
         The Company may offer a better rate than the guaranteed rate shown. The rate offered will result in annuity benefits at the time of commencement that will not be less than those available to new single premium annuity applicants of the same class at the time.


         The following fixed annuity payment options are available:

         (a)    Option 1:  Income of Specified Amount

            An  annuity   payment  at 12-,  6-,   3-, or  1-month   intervals,
   of an amount
                elected by  the Owner for an  Annuity  Payment   Period of not
   more than 240
                months.  Upon   death of  the   Annuitant,   the   Beneficiary
   will  begin to
                receive the  remaining  payments at the same interval that was elected by
                the Owner. See Table C.

         Payment Options (continued)

         (b)    Option 2:  Income for a Specified Period

            An annuity payment at 12-, 6-, 3-, or 1-month intervals, for the number of
                months  elected,   for an   Annuity  Payment   Period   of not
   more  than 240
                months.   Upon   death of the   Annuitant,   the   Beneficiary
   will  begin to
                receive the remaining payments at the same interval that was elected by the Owner. See Table C.

         (c)    Option 3: Fixed Life Annuity with Guaranteed Period

            Payments for the guaranteed Annuity Payment Period elected which may be 5,
                10, 15, or 20 years or the lifetime of the Annuitant whichever is longer.
                Upon death of the Annuitant, any amounts remaining payable under this payment option will be paid to the Beneficiary. See Table B.

         (d)    Option 4:  Fixed Life Annuity

            Monthly payments for the Annuitant's lifetime, without
                a guaranteed period. See Table B. Upon death of the Annuitant, all payments cease and no amounts are payable to the Beneficiary.

         (e)    Option 5:  Any Other Form

            Any other form of annuity which is acceptable to the Company.



         What guidelines apply to periodic withdrawals?

         PERIODIC WITHDRAWAL OPTION

         The Owner must Request that all or part of the Annuity Account Value be applied to a Periodic Withdrawal Option. Premium Tax, if applicable, will be deducted before applying the amount Requested. While periodic withdrawals are being received:

          a      Market Value  Adjustment   applies  to periodic   withdrawals
   from Guarantee
               Periods 6 or more months prior to maturity;

         the Owner may keep the same Fixed and Variable
               Sub-Accounts as were in force before periodic withdrawals began;

          Charges and fees under this Certificate continue to apply;

          o      the Owner   may   continue   to   exercise  all   contractual
   rights  that are
               available prior to electing a payment option, except that no Contributions may be made;

          o if a partial withdrawal is made from a Fixed Sub- Account, the Market
               Value Adjustment, if applicable, will be applied;

          Guarantee Periods renew into the shortest Guarantee Period then available.

         HOW TO ELECT PERIODIC WITHDRAWALS

         The Request of the Owner is required to elect, or change the election of, the Periodic Withdrawal Option. The
         Owner must Request:

          o the withdrawal frequency of either 12-, 6-, 3-, or 1-month intervals;

          o a withdrawal amount; a minimum of $100 is required;

          o the calendar month, day, and year on which withdrawals are to begin;

          o    one Periodic Withdrawal Option; and

          o the allocation of withdrawals from the Variable and/or Fixed Sub-Account(s) as follows:

               1) Prorate the amount to be paid across all Variable and Fixed Sub-Accounts in proportion to the assets in each sub-account;
                    or

               2)   Select the Variable and/or Fixed Sub-
                    Account(s) from which withdrawals will be made. Once the Variable and/or Fixed Sub-Accounts(s) have been depleted, the Company will automatically prorate the remaining withdrawals against all remaining available Sub-Accounts, unless the Owner Requests the selection of another Variable Sub-Account. The Owner may elect to change the withdrawal option and/or frequency once each calendar year.

         Periodic Withdrawals will cease on the earlier of the date:

         the amount elected to be paid under the option selected has been reduced to zero;

         the Annuity Account Value is zero;

                      the Owner Requests that withdrawals stop;

                      the Owner purchases an annuity option; or

                      of death of an Owner or the Annuitant.


         PERIODIC WITHDRAWAL OPTIONS

         AVAILABLE

         The Owner must elect one of these 5 withdrawal options:

         1) Income for a Specified Period for at least thirty-six
                (36) months - The Owner elects the duration over which withdrawals will be made. The amount paid will vary based on the duration; or

         2) Income of a Specified Amount for at least thirty-six (36) months - The Owner elects the dollar amount of the withdrawals. Based on the amount elected, the duration may vary; or

         3) Interest Only - The withdrawals will be based on the amount of interest credited to the Fixed Sub-Account(s) between each withdrawal. Available only if 100% of the account value is invested in the Fixed Sub-Account; or
         4) Minimum Distribution - If this is an IRA
                Certificate, the Owner may Request minimum distributions as specified under Internal Revenue Code 401(a)(9); or

         5)      Any Other  Form  for a period  of at  least  thirty-six  (36)
   months - Any
                other form of periodic withdrawal which is acceptable to the Company.




                                                          TABLE  A  - Variable
   Life Annuity



                                                                      FEMALE

                                                          Monthly  Payment for
   Each $1,000



                                                             of        Annuity
   Account Value

                     Without      With Guaranteed Period

         Age of      Guaranteed   5        10       15     20

         Annuitant   Period       Years    Years    Years  Years

             20       4.29        4.29     4.29     4.29   4.29

             21       4.31        4.31      4.30   4.30    4.30

             22       4.32        4.32      4.32   4.31    4.31

             23       4.33        4.33      4.33   4.32    4.32

             24       4.34        4.34      4.34   4.34    4.33

             25       4.36        4.36      4.35   4.35    4.35

             26       4.37        4.37      4.37   4.37    4.36

             27       4.39        4.39      4.38   4.38    4.38

             28       4.40        4.40      4.40   4.40    4.39

             29       4.42        4.42      4.42   4.41    4.41

             30       4.44        4.44      4.44   4.43    4.42

             31       4.46        4.46      4.45   4.45    4.44

             32       4.48        4.48      4.47   4.47    4.46

             33       4.50        4.50      4.49   4.49    4.48

             34       4.52        4.52      4.52   4.51    4.50

             35       4.55        4.54      4.54   4.53    4.52

             36       4.57        4.57      4.56   4.56    4.55

             37       4.60        4.60      4.59   4.58    4.57

             38       4.63        4.62      4.62   4.61    4.59

             39       4.65        4.65      4.65   4.64    4.62

             40       4.69        4.68      4.68   4.67    4.65

             41       4.72        4.72      4.71   4.70    4.68

             42       4.75        4.75      4.74   4.73    4.71

             43       4.79        4.79      4.78   4.76    4.74

             44       4.83        4.83      4.82   4.80    4.77

             45       4.87        4.87      4.86   4.84    4.81

             46       4.91        4.91      4.90   4.88    4.85

             47       4.96        4.96      4.94   4.92    4.88

             48       5.01        5.00      4.99   4.96    4.92

             49       5.06        5.06      5.04   5.01    4.97

             50       5.12        5.11      5.08   5.06    5.01
                     Without      With Guaranteed Period

         Age of      Guaranteed   5        10       15     20

         Annuitant    Period      Years     Years   Years  Years

             51        5.17       5.17      5.14    5.11   5.05

             52        5.23       5.23      5.20    5.16   5.10

             53        5.30       5.29      5.26    5.22   5.15

             54        5.37       5.36      5.33    5.27   5.20

             55        5.44       5.43      5.40    5.34   5.25

             56        5.52       5.51      5.47    5.40   5.31

             57        5.60       5.59      5.54    5.47   5.37

             58        5.69       5.68      5.62    5.54   5.43

             59        5.79       5.77      5.71    5.62   5.49

             60        5.89       5.87      5.80    5.69   5.55

             61        6.00       5.97      5.90    5.78   5.61

             62        6.11       6.08      6.00    5.86   5.67

             63        6.24       6.20      6.11    5.95   5.74

             64        6.37       6.33      6.22    6.04   5.80

             65        6.51       6.47      6.34    6.14   5.87

             66        6.66       6.61      6.47    6.24   5.93

             67        6.82       6.77      6.60    6.34   5.99

             68        7.00       6.93      6.74    6.44   6.05

             69        7.19       7.11      6.89    6.54   6.11

             70        7.39       7.31      7.05    6.65   6.16

             71        7.62       7.51      7.21    6.75   6.21

             72        7.86       7.74      7.38    6.85   6.26

             73        8.12       7.98      7.56    6.96   6.30

             74        8.41       8.23      7.74    7.05   6.34

             75        8.72       8.51      7.93    7.15   6.37

             76        9.06       8.80      8.12    7.24   6.40

             77        9.42       9.11      8.31    7.32   6.42

             78        9.81       9.44      8.51    7.39   6.44

             79       10.24       9.80      8.70    7.46   6.46

             80       10.71      10.16      8.88    7.52   6.47







         If payments commence on any other date than the exact age of the Annuitant as
         shown   above,    the amount  of  the   monthly   payment    shall be
   determined  by the
         Company on the actuarial basis used in determining the above amounts.

                                                          TABLE  A  - Variable
   Life Annuity

                                                                       MALE



                                                          Monthly  Payment for
   Each $1,000



                                                             of        Annuity
   Account Value







                     Without      With Guaranteed Period

         Age of      Guaranteed   5        10       15     20

         Annuitant   Period       Years    Years    Years  Years

             20        4.38       4.38      4.37   4.37    4.36

             21        4.39       4.39      4.39   4.38    4.38

             22        4.41       4.41      4.40   4.40    4.39

             23        4.43       4.42      4.42   4.42    4.41

             24        4.44       4.44      4.44   4.43    4.42

             25        4.46       4.46      4.46   4.45    4.44

             26        4.48       4.48      4.48   4.47    4.46

             27        4.50       4.50      4.50   4.49    4.48

             28        4.52       4.52      4.52   4.51    4.50

             29        4.55       4.55      4.54   4.53    4.52

             30        4.57       4.57      4.56   4.55    4.54

             31        4.60       4.59      4.59   4.58    4.57

             32        4.62       4.62      4.62   4.60    4.59

             33        4.65       4.65      4.64   4.63    4.61

             34        4.68       4.68      4.67   4.66    4.64

             35        4.72       4.71      4.70   4.69    4.67

             36        4.75       4.75      4.74   4.72    4.70

             37        4.79       4.78      4.77   4.75    4.73

             38        4.82       4.82      4.81   4.79    4.76

             39        4.86       4.86      4.85   4.82    4.79

             40        4.91       4.90      4.89   4.86    4.82

             41        4.95       4.95      4.93   4.90    4.86

             42        5.00       4.99      4.97   4.94    4.90

             43        5.05       5.04      5.02   4.98    4.93

             44        5.10       5.09      5.07   5.03    4.97

             45        5.16       5.15      5.12   5.07    5.02

             46        5.21       5.20      5.17   5.12    5.06

             47        5.28       5.26      5.23   5.17    5.10

             48        5.34       5.33      5.29   5.23    5.15

             49        5.41       5.39      5.35   5.28    5.20

             50        5.48       5.46      5.41   5.34    5.24
                     Without      With Guaranteed Period

         Age of      Guaranteed   5        10       15     20

         Annuitant    Period      Years     Years  Years   Years

             51        5.55       5.53      5.48   5.40    5.29

             52        5.63       5.61      5.55   5.46    5.35

             53        5.71       5.69      5.63   5.53    5.40

             54        5.80       5.77      5.70   5.60    5.45

             55        5.89       5.87      5.79   5.67    5.51

             56        5.99       5.96      5.88   5.74    5.57

             57        6.10       6.06      5.97   5.82    5.62

             58        6.21       6.17      6.07   5.90    5.68

             59        6.33       6.29      6.17   5.98    5.74

             60        6.46       6.42      6.28   6.07    5.80

             61        6.60       6.55      6.40   6.16    5.86

             62        6.75       6.69      6.52   6.26    5.91

             63        6.91       6.84      6.64   6.34    5.97

             64        7.09       7.01      6.78   6.43    6.02

             65        7.27       7.18      6.91   6.52    6.07

             66        7.47       7.36      7.06   6.62    6.12

             67        7.68       7.56      7.21   6.71    6.17

             68        7.91       7.76      7.36   6.80    6.21

             69        8.15       7.98      7.52   6.90    6.26

             70        8.42       8.21      7.68   6.98    6.29

             71        8.69       8.46      7.84   7.07    6.33

             72        8.99       8.71      8.01   7.15    6.36

             73        9.31       8.98      8.18   7.23    6.38

             74        9.65       9.27      8.35   7.30    6.41

             75       10.02       9.57      8.52   7.37    6.43

             76       10.41       9.88      8.68   7.43    6.44

             77       10.84      10.21      8.84   7.49    6.46

             78       11.29      10.55      9.00   7.54    6.47

             79       11.78      10.93      9.15   7.59    6.48

             80       12.29      11.27      9.30   7.63    6.49

         If payments commence on any other date than the exact age of the Annuitant as
         shown   above,    the amount  of  the   monthly   payment   shall  be
   determined  by the
         Company on the actuarial basis used in determining the above amounts.

                                                              TABLE B  -  Life
   Annuity



                                                                      FEMALE



                                                          Monthly  Payment for
   Each $1,000



                                                             of        Annuity
   Account Value

                     Without      With Guaranteed Period

         Age of      Guaranteed   5        10       15     20

         Annuitant   Period       Years    Years    Years  Years

            20         2.61       2.61     2.61     2.61   2.61

            21         2.63       2.63     2.63     2.63   2.63

            22         2.65       2.65     2.65     2.64   2.64

            23         2.67       2.67     2.66     2.66   2.66

            24         2.69       2.69     2.68     2.68   2.68

            25         2.71       2.71     2.70     2.70   2.70

            26         2.73       2.73     2.72     2.72   2.72

            27         2.75       2.75     2.75     2.74   2.74

            28         2.77       2.77     2.77     2.77   2.76

            29         2.79       2.79     2.79     2.79   2.79

            30         2.82       2.82     2.82     2.81   2.81

            31         2.84       2.84     2.84     2.84   2.83

            32         2.87       2.87     2.87     2.86   2.86

            33         2.90       2.90     2.89     2.89   2.89

            34         2.93       2.93     2.92     2.92   2.91

            35         2.96       2.96     2.95     2.95   2.94

            36         2.99       2.96     2.98     2.98   2.97

            37         3.02       3.02     3.02     3.01   3.00

            38         3.05       3.05     3.05     3.04   3.04

            39         3.09       3.09     3.09     3.08   3.07

            40         3.13       3.13     3.12     3.12   3.10

            41         3.17       3.16     3.16     3.15   3.14

            42         3.21       3.21     3.20     3.19   3.18

            43         3.25       3.25     3.24     3.23   3.22

            44         3.30       3.29     3.29     3.28   3.26

            45         3.34       3.34     3.33     3.32   3.30

            46         3.39       3.39     3.38     3.37   3.35

            47         3.44       3.44     3.43     3.42   3.39

            48         3.50       3.50     3.49     3.47   3.44

            49         3.56       3.55     3.54     3.52   3.49

            50         3.62       3.61     3.60     3.58   3.54
                     Without      With Guaranteed Period

         Age of      Guaranteed   5        10       15     20

         Annuitant   Period       Years    Years    Years  Years

            51         3.68       3.68     3.66     3.64    3.59

            52         3.75       3.74     3.73     3.70    3.65

            53         3.82       3.81     3.79     3.76    3.71

            54         3.89       3.88     3.86     3.83    3.77

            55         3.97       3.96     3.94     3.90    3.83

            56         4.05       4.04     4.02     3.97    3.89

            57         4.14       4.13     4.10     4.05    3.96

            58         4.23       4.22     4.19     4.13    4.03

            59         4.33       4.32     4.28     4.21    4.10

            60         4.44       4.42     4.38     4.30    4.17

            61         4.55       4.53     4.48     4.39    4.24

            62         4.67       4.65     4.59     4.48    4.31

            63         4.79       4.77     4.70     4.58    4.39

            64         4.93       4.90     4.82     4.68    4.46

            65         5.07       5.04     4.95     4.78    4.53

            66         5.23       5.19     5.09     4.89    4.61

            67         5.39       5.35     5.23     5.00    4.68

            68         5.57       5.52     5.38     5.11    4.74

            69         5.76       5.71     5.53     5.23    4.81

            70         5.96       5.90     5.70     5.34    4.87

            71         6.19       6.11     5.87     5.46    4.93

            72         6.43       6.34     6.05     5.57    4.98

            73         6.69       6.58     6.24     5.68    5.03

            74         6.97       6.84     6.43     5.79    5.07

            75         7.28       7.12     6.63     5.90    5.11

            76         7.61       7.41     6.83     5.99    5.14

            77         7.97       7.73     7.04     6.09    5.17

            78         8.36       8.06     7.24     6.17    5.19

            79         8.78       8.42     7.44     6.24    5.21

            80         9.24       8.79     7.64     6.31    5.22







         If payments commence on any other date than the exact age of the Annuitant as
         shown   above,    the amount  of  the   monthly   payment    shall be
   determined  by the
         Company on the actuarial basis used in determining the above amounts.

                                                              TABLE B  -  Life
   Annuity



                                                                       MALE



                                                          Monthly  Payment for
   Each $1,000
                                                             of        Annuity
   Account Value

                     Without      With Guaranteed Period

         Age of      Guaranteed   5        10       15     20

         Annuitant   Period       Years    Years    Years  Years

            20         2.72       2.72     2.72     2.72   2.71

            21         2.74       2.74     2.74     2.74   2.73

            22         2.76       2.76     2.76     2.76   2.75

            23         2.79       2.78     2.78     2.78   2.78

            24         2.81       2.81     2.81     2.80   2.80

            25         2.83       2.83     2.83     2.83   2.82

            26         2.86       2.86     2.86     2.85   2.85

            27         2.89       2.88     2.88     2.88   2.87

            28         2.91       2.91     2.91     2.91   2.90

            29         2.94       2.94     2.94     2.93   2.93

            30         2.97       2.97     2.97     2.96   2.95

            31         3.00       3.00     3.00     2.99   2.98

            32         3.04       3.03     3.03     3.03   3.01

            33         3.07       3.07     3.07     3.06   3.05

            34         3.11       3.10     3.10     3.09   3.08

            35         3.14       3.14     3.14     3.13   3.11

            36         3.18       3.18     3.18     3.17   3.15

            37         3.22       3.22     3.22     3.21   3.19

            38         3.27       3.28     3.26     3.25   3.23

            39         3.31       3.31     3.30     3.29   3.27

            40         3.36       3.36     3.35     3.33   3.31

            41         3.41       3.41     3.40     3.38   3.35

            42         3.46       3.46     3.45     3.43   3.39

            43         3.52       3.51     3.50     3.48   3.44

            44         3.57       3.57     3.56     3.53   3.49

            45         3.63       3.63     3.61     3.58   3.54

            46         3.70       3.69     3.67     3.64   3.59

            47         3.76       3.75     3.73     3.69   3.64

            48         3.83       3.82     3.80     3.76   3.69

            49         3.90       3.89     3.87     3.82   3.75

            50         3.98       3.97     3.94     3.88   3.81
                     Without      With Guaranteed Period

         Age of      Guaranteed   5        10       15     20

         Annuitant   Period       Years    Years    Years  Years

            51         4.05       4.04     4.01     3.95    3.86

            52         4.14       4.12     4.09     4.02    3.93

            53         4.22       4.21     4.17     4.10    3.99

            54         4.32       4.30     4.25     4.17    4.05

            55         4.41       4.39     4.34     4.25    4.11

            56         4.51       4.50     4.44     4.33    4.18

            57         4.62       4.60     4.54     4.42    4.25

            58         4.74       4.72     4.64     4.51    4.31

            59         4.86       4.84     4.75     4.60    4.38

            60         5.00       4.96     4.87     4.69    4.45

            61         5.14       5.10     4.99     4.79    4.51

            62         5.29       5.25     5.12     4.89    4.58

            63         5.45       5.40     5.25     4.99    4.65

            64         5.62       5.57     5.39     5.09    4.71

            65         5.81       5.74     5.54     5.20    4.77

            66         6.00       5.93     5.69     5.30    4.83

            67         6.21       6.12     5.85     5.41    4.88

            68         6.44       6.33     6.01     5.51    4.93

            69         6.68       6.55     6.18     5.61    4.98

            70         6.94       6.79     6.35     5.71    5.02

            71         7.21       7.03     6.52     5.80    5.06

            72         7.51       7.29     6.70     5.90    5.09

            73         7.82       7.57     6.88     5.98    5.12

            74         8.16       7.86     7.06     6.08    5.15

            75         8.52       8.16     7.24     6.14    5.17

            76         8.90       8.48     7.42     6.21    5.19

            77         9.32       8.81     7.59     6.27    5.21

            78         9.77       9.16     7.76     6.33    5.22

            79        10.24       9.52     7.93     6.38    5.24

            80        10.75       9.90     8.09     6.43    5.24

         If payments commence on any other date than the exact age of the Annuitant as
         shown   above,    the amount  of  the   monthly   payment    shall be
   determined  by the
         Company on the actuarial basis used in determining the above amounts.
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

                                        TABLE C        -  Income of  Specified
   Amount

                                                      - Income for a Specified
   Period



                                                              Payment for Each
   $1,000



                                                             of        Annuity
   Account Value







          Years      Monthly                   Quarterly          Semiannually
   Annually

           1           84.28                      252.32                503.09
   1,000.00

           2           42.66                     127.72                 254.65
   506.17

           3           28.79                      86.19                 171.85

   341.60
           4          21.86                       65.44                 130.47
   259.33

           5           17.70                      52.99                 105.65
   210.00

           6           14.93                      44.69                  89.11
   177.12

           7         12.95                       38.77                   77.30
   153.65

           8           11.47                      34.33                  68.45
   136.07

           9           10.32                      30.88                  61.58
   122.40

           10         9.39                       28.13                   56.08
   111.47

           11           8.64                      25.87                  51.59
   102.54

           12         8.02                       24.00                   47.85
   95.11

           13           7.49                      22.41                  44.69
   88.83

           14           7.03                      21.06                  41.98
   83.45

           15          6.64                       19.88                  39.64
   78.80

           16          6.30                       18.86                  37.60
   74.73

           17          6.00                      17.95                   35.79
   71.15

           18          5.73                       17.15                  34.20
   67.97

           19           5.49                      16.43                  32.77
   65.13

           20          5.27                       15.79                  31.48
   62.58













                     If payments are for an amount or duration different than that outlined above, the Company will determine the proper amount or duration using the actuarial basis used to determine the above amounts.

      FLEXIBLE PREMIUM FIXED AND VARIABLE DEFERRED GROUP ANNUITY.

      Contributions may be made until the Payment Commencement Date or until the death benefit is payable to a Beneficiary. The Owner is as shown on the Certificate
      Data Page unless changed as provided for in this Certificate. The Company will pay the  Annuitant  the first of  a series of  annuity  payments  on the annuity
      commencement   date  by applying   the Annuity   Account   Value  with a
   Market  Value
      Adjustment,    if   applicable,    of  the  Owner's    Annuity   Account
   according to the
      Payment Options Provisions. Subsequent payments will be paid on the same day of
      each    frequency    period   according  to  the    provisions  of  this
   Certificate.  Any
      paid-up annuity, cash surrender value or death benefits that may be available under this Certificate will not be less than the minimum benefits required by any statute of the state in which this Certificate is delivered.

      Non-Participating.   Not eligible to  share in  the Company's  divisible
   surplus.











      CORPORATE HEADQUARTERS - Albany, New York


      J434 NY


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